EX-99.d.21.ii

AMENDMENT #2 TO SUB-ADVISORY AGREEMENT

THIS AMENDMENT #2 (“Amendment”) to the Sub-Advisory Agreement (“Agreement”) dated April 2, 2014 by and between Mercer Investments LLC (formerly known as Mercer Investment Management, Inc.), a Delaware limited liability company (the “Advisor”), and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.), a New Jersey corporation (the “Sub-Advisor”), is made as of July 1, 2024.

RECITALS

WHEREAS, the Advisor has been retained to act as investment adviser pursuant to an amended and restated Investment Management Agreement, dated July 1, 2014, as amended from time to time (the “Investment Management Agreement”), with Mercer Funds (the “Trust”), a Delaware statutory trust registered with the U.S. Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), which consists of several separate series of shares, each having its own investment objectives and policies, and which is authorized to create additional series in the future;

WHEREAS, the Investment Management Agreement permits the Advisor, subject to the supervision and direction of the Trust’s Board of Trustees, to delegate certain of its duties under the Investment Management Agreement to other investment advisers, subject to the requirements of the 1940 Act;

WHEREAS, the Sub-Advisor currently manages an allocated portion of the assets of Mercer Core Fixed Income Fund (the “Fund”), a series of the Trust, under the Agreement;

WHEREAS, the Agreement provides that the parties may mutually agree to supplement or amend any provision of the Agreement; and

WHEREAS, the Sub-Advisor and the Advisor intend to amend the Agreement to reflect a change in the fee schedule payable to Sub-Advisor effective as of the date hereof.

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

1.	Effective as of April 1, 2024, Exhibit A of the Agreement, the Fee Schedule with respect to the Fund, is hereby deleted in its entirety and replaced with Exhibit A attached to this Amendment.

2.	The Advisor and the Sub-Advisor each acknowledge that all of their respective representations and warranties contained in the Agreement are true and correct as of the date hereof.

3.	All other terms and provisions of the Agreement shall remain in full force and effect, except as modified hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Mercer Investments LLC (f/k/a Mercer Investment Management, Inc.)			PGIM, Inc.

By:	/s/ Erin Lefkowitz		By:	/s/ Daniel Malooly
	Name:	Erin Lefkowitz		Name:	Daniel Malooly
	Title:	Vice President		Title:	Vice President